Exhibit 5.1

February 14, 2013	ATTORNEYS AT LAW 777 East Wisconsin Avenue Milwaukee, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX foley.com CLIENT/MATTER NUMBER 051892-0584
MAKO Surgical Corp. 2555 Davie Road Fort Lauderdale, Florida 33317

Ladies and Gentlemen:

We have acted as securities counsel for MAKO Surgical Corp., a Delaware corporation (the “Company”), in conjunction with the preparation of a Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-181277) (as amended, the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the potential resale from time to time by the selling stockholder named therein of up to 700,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Shares consist of up to 700,000 shares of the Common Stock that may be issuable upon the exercise of common stock purchase warrants (the “Warrants”) that the Company may potentially issue to the selling stockholder pursuant to the terms of a Facility Agreement dated May 7, 2012 between the Company and affiliates of Deerfield Management Company, L.P. (the “Facility Agreement”). The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus and/or other offering material (each, a “Prospectus Supplement”).

As counsel to the Company in connection with the potential resale of the Shares, we have examined: (i) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Company’s Third Amended and Restated Certificate of Incorporation and Fourth Amended and Restated Bylaws; (iii) the Facility Agreement; (iv) certain resolutions of the Company’s Board of Directors relating to the Facility Agreement and the related Warrants, and the filing of the Registration Statement; and (v) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the Commission; (iii) all Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; and (iv) the Shares, if issued and paid for in accordance with the terms of the Warrants, will have been duly authorized, created and reserved for issuance upon such exercise.

Boston Brussels CHICAGO Detroit	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN DIEGO/DEL MAR SAN FRANCISCO SHANGHAI	SILICON VALLEY TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

MAKO Surgical Corp.

February 14, 2013

Based upon and subject to the foregoing and the other matters set forth herein, and having regard for such legal considerations as we deem relevant, we are of the opinion that all requisite action necessary to make the Shares of Common Stock validly issued, fully paid and nonassessable will have been taken when:

1.       Warrant agreements in substantially the form attached to the Facility Agreement relating to the issuance and sale of the Warrants shall have been duly executed and delivered;

2.       The Warrants shall have been duly executed and delivered in accordance with the terms and provisions of the applicable warrant agreement;

3.       The Warrants shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with the terms of the applicable warrant agreement; and

4.       Such Shares of Common Stock shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the terms of the Warrants, the Registration Statement, as supplemented by a Prospectus Supplement, and the acts, proceedings and documents referred to above.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP